SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of this ____ day of ________, 2010, by and among SCS Hedged Opportunities Fund, LLC, a Delaware limited liability company (the “Fund”), Quasar Distributors, LLC, a Delaware limited liability company (“Quasar”) and SCS Capital Management, LLC, a Delaware limited liability company that serves as the investment adviser to the Fund (the “Advisor”).  The Advisor is a party hereto with respect to Section 5 only.

WHEREAS, the Fund is registered under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, and is authorized to issue units representing limited liability company interests (“Units”);

WHEREAS, Quasar is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, (“FINRA”);

WHEREAS, the Fund desires to retain Quasar as distributor and its agent in connection with the offer and sale of the Units; and

WHEREAS, this Agreement has been approved by the Fund’s board of directors (the “Board”), including all of its disinterested directors.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Quasar

The Fund hereby appoints Quasar as its distributor and agent for soliciting subscriptions for the purchase of the Units in jurisdictions wherein the Units may be legally offered for sale, on the terms and conditions set forth in this Agreement and Quasar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.	Services and Duties of Quasar

A.
Quasar will act as agent and not as principal for the offer and sale of Units in accordance with the instructions of the Board and the Prospectus and Registration Statement.  As used in this Agreement, the term “Prospectus” shall mean the confidential private placement memorandum of the Fund, as may be amended or supplemented from time to time, and “Registration Statement” shall meant the Fund’s currently effective registration statement on Form N-2 as filed under the 1940 Act (the “Registration Statement”), as amended or supplemented from time to time.

B.
Quasar will not make offers or sales of Units except in the manner set forth in the Registration Statement.  The Fund has established procedures that are to be followed in connection with the offer and sale of Units, and Quasar agrees not to make offers or sales of any Units except in compliance with such procedures. In this regard, Quasar agrees that:

i.	No sale of Units to any investor will be for less than the minimum amount as may be specified in the Prospectus or as the Fund otherwise shall advise Quasar.

ii.
No offer or sale of Units will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Units have not been registered or qualified for offer and sale under applicable state securities laws unless Units are exempt from the registration or qualification requirements of such laws.

iii.	Sales of Units will be made only to “accredited investors” as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”).

iv.
No offer or sale of Units will be made in a manner that would require the Units to be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Units will not be offered by any means of general solicitation or general advertisement.

C.
Quasar acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the  Prospectus and any sales literature specifically approved by the Fund.

D.
Quasar agrees to cooperate with the Fund or its agent in the development of all proposed advertisements and sales literature relating to the Fund.  Quasar agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations.  Quasar agrees to furnish to the Fund any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

E.	The parties agree that Quasar will not participate, nor be responsible for, the Fund’s Tender Offer (as that term is defined in the Fund’s Registration Statement).

F.
Quasar shall assist the Fund at its request to enter into agreements with such qualified broker-dealers as the Fund may select, in order that such broker-dealers also may sell Units of a Fund.  The form of any dealer agreement shall be approved by the Fund.

G.	Quasar shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

H.
Quasar agrees to advise the Fund promptly in writing of the initiation of any proceedings against it by the Securities and Exchange Commission (the “SEC”) or its staff, FINRA or any state regulatory authority.

I.
The services furnished by Quasar hereunder are not to be deemed exclusive and Quasar shall be free to furnish similar services to others so long as it services under this Agreement are not impaired thereby. The Fund recognizes that from time to time, officers and employees of Quasar may serve as directors, officers and employees of other entities (including investment companies), that such other entities may include the name of Quasar as part of their name and that Quasar or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3.	Duties and Representations of the Fund

A.	The Fund hereby represents and warrants to Quasar, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)
All Units to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in a Prospectus, will be fully paid and nonassessable;

(5)	The Registration Statement has been prepared in material conformity with the requirements of the 1940 Act and the rules and regulations thereunder; and

(6)
The Registration Statement (at the time of its effectiveness) and any advertisements and sales literature prepared by the Fund or its agent (excluding statements relating to Quasar and the services it provides that are based upon written information furnished by Quasar expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading, and that all written information furnished by the Fund to Quasar pursuant to this Agreement shall be true and correct in all material respects.

B.
The Fund, or its agent, shall take or cause to be taken, all necessary action to ensure that the Units may be offered and sold in a private offering consistent with the conditions of Regulation D in such states as the Fund and Quasar shall approve.  The Fund authorizes Quasar to use the Prospectus, in the form furnished to Quasar from time to time, in connection with the private offering and sale of Units.

C.	The Fund agrees to advise Quasar promptly in writing:

(i) of any material correspondence or other material communication by the SEC or its staff relating to Fund, including requests by the SEC for amendments to any Registration Statement or Prospectus;

(ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of any Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii) of the happening of any event which makes untrue any statement of a material fact made in Prospectus or which requires the making of a change in the Prospectus in order to make the statements therein not materially misleading; and

(iv) in the event that it determines to suspend the offering and sale of Units.

D.	The Fund shall notify Quasar in writing of the states in which the Units may be sold and shall notify Quasar in writing of any changes to such list of states.

E.
The Fund agrees to file from time to time such amendments to a Registration Statement and Prospectus, to the extent required by the 1940 Act, as may be necessary in order that such Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading.

F.
The Fund shall fully cooperate in the efforts of Quasar to distribute the Units and shall make available to Quasar a statement of each computation of net asset value.  In addition, the Fund shall keep Quasar fully informed of its affairs and shall provide to Quasar, from time to time, copies of all information, financial statements and other papers that Quasar may reasonably request for use in connection with the distribution of Units, including without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountants and such reasonable number of copies of Prospectus and annual and interim reports to shareholders as Quasar may request.  The Fund shall forward a copy of any SEC filings, including each Registration Statement, to Quasar within one business day of any such filings.  The Fund represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by Quasar.  Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

G.
The Fund has reviewed and is familiar with the provisions of FINRA Rule 2830(k) prohibiting directed brokerage.  In addition, the Fund agrees not to enter into any agreement (whether orally or in writing) under which the Fund directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Units or the Units of any other investment company.  In the event the Fund fails to comply with the provisions of FINRA Rule 2830(k), the Fund shall promptly notify Quasar.

4.	Duties and Representations of Quasar

A.
Quasar represents that it is duly organized and in good standing under the law of its jurisdiction of organization, is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA. Quasar agrees that it will act in material conformity with its Articles of Organization and its By-Laws, as they may be amended from time to time. Quasar agrees to comply in all material respects with the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. Quasar represents and warrants that this Agreement has been duly authorized by all necessary action by Quasar under Quasar’s Articles of Organization and By-Laws.

B.	Quasar agrees to advise the Fund promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority.

5.	Compensation

A.
Quasar shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time).  Quasar shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by Quasar in performing its duties hereunder.  The Adviser shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Adviser shall notify Quasar in writing within 30 calendar days following receipt of each invoice if the Adviser is disputing any amounts in good faith. The Adviser shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.  Notwithstanding anything to the contrary, amounts owed by the Adviser to Quasar shall only be paid out of the assets and property of the Adviser  and not the Fund.

B.
The Fund shall bear all costs and expenses in connection with its registration with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Units and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the offer and sale of Units in such jurisdictions as shall be selected by the Fund pursuant to Section 3(D) hereof.

C.
Quasar shall bear the expenses of registration or qualification of Quasar as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.  Quasar does not assume responsibility for any expenses not expressly assumed hereunder.

6.	Indemnification

A.
The Fund shall indemnify, defend and hold Quasar and each of its managers, officers, employees, representatives and any person who controls Quasar within the meaning of Section 15 of the 1933 Act (collectively, the “Quasar Indemnitees”), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) (collectively, “Losses”) that Quasar Indemnitees may sustain or incur or that may be asserted against a Quasar Indemnitee by any person (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Fund or its agent, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not materially misleading, or (iii) based upon the Fund’s refusal or failure to comply with the terms of this Agreement or from the Fund’s bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Fund’s obligation to indemnify Quasar Indemnitees shall not be deemed to cover any Losses arising out of: (i) any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to Quasar and furnished to the Fund or its counsel by Quasar for the purpose of, and used in, the preparation thereof or (ii) any act or omission by Quasar that is the result of Quasar Indemnitees’ bad faith, gross negligence, or willful misconduct.  The Fund’s agreement to indemnify Quasar Indemnitees is expressly conditioned upon the Fund being notified of such action or claim of loss brought against Quasar Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Quasar Indemnitees, unless the failure to give notice does not prejudice the Fund; provided, that the failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this Section 6(A).

B.
The Fund shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund.  In the event the Fund elects to assume the defense of any such suit and retain such counsel, Quasar Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Fund does not elect to assume the defense of any such suit, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund and Quasar Indemnitees, the Fund will reimburse Quasar Indemnitees for the reasonable fees and expenses of any counsel retained by them.  The Fund’s indemnification agreement contained in Sections 6(A) and 6(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Quasar Indemnitees and shall survive the delivery of any Units and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of Quasar Indemnitees and their successors.  The Fund agrees promptly to notify Quasar of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the offer and sale of any of the Units.

C.
The Fund shall advance attorneys’ fees and other expenses incurred by any Quasar Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law, provided that: (i)  Quasar Indemnitee provides the Fund with an undertaking by or on behalf of such Quasar Indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 6; and (ii) such Quasar Indemnitee shall provide security for such undertaking.

D.
Quasar shall indemnify, defend and hold the Fund and each of its directors, officers, employees, representatives and any person who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnitees”), free and harmless from and against any and all Losses that the Fund Indemnitees may sustain or incur or that may be asserted against a Fund Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by Quasar, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not materially misleading, or (iii) based upon Quasar’s refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that with respect to clauses (i) and (ii), above, Quasar’s obligation to indemnify the Fund Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to Quasar and furnished to the Fund or its counsel by Quasar for the purpose of, and used in, the preparation thereof.  Quasar’s agreement to indemnify the Fund Indemnitees is expressly conditioned upon Quasar being notified of any action or claim of loss brought against the Fund Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund Indemnitees, unless the failure to give notice does not prejudice Quasar; provided, that the failure so to notify Quasar of any such action shall not relieve Quasar from any liability which Quasar may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Quasar’s indemnity agreement contained in this Section 6(D).

E.
Quasar shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if Quasar elects to assume the defense, such defense shall be conducted by counsel chosen by Quasar.  In the event Quasar elects to assume the defense of any such suit and retain such counsel, the Fund Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If Quasar does not elect to assume the defense of any such suit, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund Indemnitees and Quasar, Quasar will reimburse the Fund Indemnitees for the reasonable fees and expenses of any counsel retained by them.  Quasar’s indemnification agreement contained in Sections 6(D) and 6(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund Indemnitees and shall survive the delivery of any Units and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of the Fund Indemnitees and their successors.  Quasar agrees promptly to notify the Fund of the commencement of any litigation or proceedings against Quasar or any of its officers or directors in connection with the offer and sale of any of the Units.

F.
Quasar shall advance attorneys’ fees and other expenses incurred by any Fund Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law, provided that: (i)  the Fund Indemnitee provides Quasar with an undertaking by or on behalf of such Fund Indemnitee to repay to Quasar amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 6; and (ii) such Fund Indemnitee shall provide security for such undertaking.

G.	No party to this Agreement shall be liable to the other parties for consequential, special or punitive damages under any provision of this Agreement.

H.
No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

7.	Proprietary and Confidential Information

Quasar agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Quasar may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund.  Records and other information which have become known to the public through no wrongful act of Quasar or any of its employees, agents or representatives, and information that was already in the possession of Quasar prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.

Further, Quasar will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, Quasar shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

8.	Records

Quasar shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  Quasar agrees that all such records prepared or maintained by Quasar relating to the services to be performed by Quasar hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund or its designee on and in accordance with its request.

9.	Compliance with Laws

The Fund has and retains primary responsibility for all compliance matters relating to a Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002, any other applicable state or federal laws and regulations and the policies and limitations of a Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information.  Quasar’s services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board oversight responsibility with respect thereto.

10.	Term of Agreement; Amendment; Assignment

A.
This Agreement shall become effective as of the date hereof.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue in effect automatically as to Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Board, or (ii) the vote of a “majority of the outstanding voting securities” of  Fund, and provided that in either event, the continuance is also approved by a majority of the Board who are not “interested persons” of any party to this Agreement.

B.
Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days’ written notice, by either the Fund or by Quasar.  The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Quasar and the Fund.  If required under the 1940 Act, any such amendment must be approved by the Board, including a majority of the Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment.  In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor.  This Agreement will automatically terminate in the event of its “assignment.”

C.	As used in this Section, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

D.	Sections 6 and 7 shall survive termination of this Agreement.

11.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Quasar’s duties or responsibilities hereunder is designated by the Fund by written notice to Quasar, Quasar will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Quasar under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which Quasar has maintained the same, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Quasar’s personnel in the establishment of books, records, and other data by such successor.  If no such successor is designated, then such books, records and other data shall be returned to the Fund.

13.	Early Termination

In the absence of any material breach of this Agreement, should the Fund elect to terminate this Agreement prior to the end of the term, the Fund agrees to pay the following fees:

a.	all monthly fees due pursuant to this Agreement through the date of termination;
b.	all fees associated with converting services to successor service provider;
c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.	all reasonable out-of-pocket costs associated with a-c above.

14.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.	Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure.  Any arbitration shall be conducted in Milwaukee, Wisconsin, and each arbitrator shall be from the securities industry.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

16.	Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act on behalf of the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

17.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict (i) Quasar from providing services to other parties that are similar or identical to some or all of the services provided hereunder; or (ii) the Fund from engaging other services providers to provide services that are similar or identical to some or all of the services provided hereunder.

18.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

19.	Notices

Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as set forth below:

Notice to Quasar shall be sent to:

Quasar Distributors, LLC
Attn:  President
615 East Michigan Street
Milwaukee, Wisconsin  53202
Fax No.:_________________

notice to the Fund shall be sent to:

SCS Hedged Opportunities Fund, LLC
c/o SCS Capital Management, LLC
One Winthrop Square
Boston, Massachusetts  02110

and notice to the Advisor shall be sent to:

SCS Capital Management, LLC
One Winthrop Square
Boston, Massachusetts  02110

20.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

The parties hereby agree that the services provided by Quasar will commence on ________________, 2010.

SCS HEDGED OPPORTUNITIES FUND, LLC	QUASAR DISTRIBUTORS, LLC

By:________________________________	By:______________________________

Name:_____________________________	Name:____________________________

Title:______________________________	Title:_____________________________

SCS CAPITAL MANAGEMENT, LLC
(with respect to section 5 only)

By:________________________________

Name:_____________________________

Title:______________________________

Exhibit A
to the
Distribution Agreement

Fee Schedule

SCS Hedged Opportunities Fund, LLC

A-1